Exhibit 3

Document Roll No. 4421 C/2003

of December 19, 2003

wg/fg

Certificate pursuant to § 181 I 2 of the Stock Corporation Act

The following Articles of Association of the company named

GPC Biotech AG

with registered office in Planegg, Munich County

Mailing address: Fraunhofer Strasse 20, 82125 Martinsried

- registered with Munich Municipal Court under No. HRB 119555 -

contain:

1.	the amended provisions in

§ 5 Par. 1

§ 5 Par. 5 Sentence 1

§ 5 Par. 5 a) (1)

§ 5 Par. 5 a) (2)

§ 5 Par. 5 a) (4)

with Supervisory Board resolution of December 8, 2003,

and

2.	the unchanged provisions with the complete text of the Articles of Association last filed for the Register of Commerce (Document Roll No. 3517 C/2003 of November 3, 2003 of Notary Dr. Heinz Korte, Munich).

Munich, dated December 19, 2003

/s/ Wolfgang Grosser
[Notary’s stamp]: DR. HEINZ KORTE NOTARY, MUNICH	Wolfgang Grosser, Notary’s Assistant officially appointed representative of Notary Dr. Heinz Korte

Articles of Association of

GPC Biotech AG

I.

General Provisions

§ 1

Business name, registered office, life

(1)	The business name of the company shall be:

GPC Biotech AG

(2)	The company shall maintain its registered office in Martinsried, Municipality of Planegg.

(3)	The life of the company shall not be limited to a specified time.

§ 2

Purpose of the company

(1)	The purpose of the company shall be research, development and application of technologies and methods for the study of biological material, the functional analysis of identified gene products and commercial exploitation thereof for development of diagnostics and pharmaceutical products, the furnishing of services associated therewith and the issuance of licenses as well as the manufacture and sale of pharmaceuticals.

(2)	The company shall be entitled to conduct all transactions that are directly or indirectly suitable for serving the company’s purpose. It shall be entitled to establish branch offices and/or subsidiaries in Germany and other countries as well as to acquire equity interests.

§ 3

Fiscal year

The fiscal year of the company shall be the calendar year.

§ 4

Announcements

The announcements of the company shall be made exclusively in the electronic Federal Gazette (elektronischer Bundesanzeiger).

II.

Capital stock and shares

§ 5

Capital stock

(1)	The capital stock of the company shall amount to

€ 20,786,785

(in words: twenty million seven hundred eighty-six thousand seven hundred eighty-five Euros)

and shall be divided into 20,786,785 individual shares.

(2)	The capital stock of the company shall be conditionally increased by up to € 490,540, divided into up to 490,540 ordinary bearer shares. The conditional capital increase shall be used to grant exchange privileges to beneficial owners of option certificates, the issuance of which was adopted in principle by the Meeting of Shareholders (Gesellschafterversammlung) on December 8, 1997. The conditional capital increase shall become final only to the extent that the beneficial owners of the option certificates make use of their option right. The shares created from exercised option rights shall be dividend-entitled from the beginning of the fiscal year in which they were created by exercise of the option right.

(3)	The capital stock of the company shall be conditionally increased by up to € 306,000, divided into up to 306,000 ordinary bearer shares. The conditional capital increase shall be used to grant exchange privileges to beneficial owners of convertible bonds, the issuance of which was approved by the Meeting of Shareholders on December 8, 1997. The conditional capital increase shall become final only to the extent that the beneficial owners of the convertible bonds make use of their exchange privilege. The shares created from the exercised exchange privilege shall be dividend-entitled from the beginning of the fiscal year in which they were created by exercise of the exchange privilege.

(4)	The capital stock of the company shall be conditionally increased (conditional capital III) by a further amount of up to € 49,000 (in words: forty-nine thousand Euros) by issuance of up to 49,000 ordinary bearer shares for the exercise of stock options that were granted pursuant to Agenda Item 10.1 of the General Meeting of Shareholders (Hauptversammlung) of May 3, 2000. The preemptive shares shall be entitled to dividends effective the beginning of the fiscal year in which they were issued. The increase in capital of the company shall take place only to the extent that stock option rights are issued from the conditional capital and the beneficial owners of stock options make use of their option right. The Management Board shall be authorized with the approval of the Supervisory Board to fix the further particulars of how the conditional capital increase will be implemented. The Supervisory Board shall be authorized to adapt § 5 Par. 1 and Par. 4 of the Articles of Association accordingly after complete or partial issuance of the preemptive shares.

(4a)	The capital stock of the company shall be conditionally increased by up to € 700,000 by issuance of up to 700,000 ordinary bearer shares. The conditional capital increase shall be used to grant subscription rights to members of the Management Board, to members of the general management of affiliated companies and to employees of the company and of affiliated companies as provided by the resolution of the General Meeting of Shareholders of June 5, 2001 under Item 7 (1) of the agenda. The conditional capital increase shall be implemented only to the extent that the owners of subscription rights make use of their right. The shares shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of subscription rights.

The Management Board or – if the Management Board is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented. The Supervisory Board shall be authorized to adapt the wording of § 5 Par. 4a of the Articles of Association accordingly after complete or partial issuance of the preemptive shares.

(4b)	The capital stock shall be conditionally increased (conditional capital V) by up to € 50,000, divided into up to 50,000 ordinary bearer shares. The conditional capital increase is intended exclusively for issuance of convertible bonds to members of the Supervisory Board of the company as provided in more detail by the terms of the resolution of the Ordinary General Meeting of Shareholders (ordentliche Hauptversammlung) of June 5, 2001 (Agenda Item 8). The shares shall be dividend-entitled from the beginning of the respective fiscal year in which they were created by exercise of the subscription rights. The Supervisory Board shall be authorized to adapt the wording of the Articles of Association to correspond to the utilization of the conditional capital.

(4c)	The capital stock of the company shall be conditionally increased (conditional capital VI) by up to € 810,000, by issuance of up to 810,000 ordinary bearer shares. The conditional capital increase shall be used to grant subscription rights to members of the Management Board and to employees of the company and of affiliated companies in Germany and other countries as provided by the resolution of the General Meeting of Shareholders of June 11, 2002 under Agenda Item 6 (1). The conditional capital increase shall be implemented only to the extent that the holders of subscription rights make use of their right. The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they are created by exercise before the beginning of the Ordinary General Meeting of Shareholders of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they are created by exercise of subscription rights.

The Management Board or – if the Management Board is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented. The Supervisory Board shall be authorized to adapt the wording of the Articles of Association accordingly after complete or partial issuance of the preemptive shares.

(4d)	The capital stock of the company shall be conditionally increased by up to € 500,000 by issuance of up to 500,000 new ordinary bearer shares (conditional capital VII). The conditional capital increase shall be used to grant conversion privileges to members of the Management Board, to members of general management bodies and to executives of the company and of subordinate affiliated companies in Germany and other countries and also to consultants as provided respectively in more detail by the terms of the authorization resolution of the General Meeting of Shareholders of June 11, 2002 (Agenda Item 7 (1)). The conditional capital increase shall be implemented only to the extent that the owners of conversion privileges make use of their privilege. The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they are created by exercise before the beginning of the Ordinary General Meeting of Shareholders of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they are created by exercise of subscription rights.

The Management Board or – if the Management Board is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Association to correspond to the utilization of the conditional capital.

(4e)	The capital stock of the company shall be conditionally increased (conditional capital VIII) by up to € 5,000,000 by issuance of up to 5,000,000 ordinary bearer shares.

The conditional capital increase shall be implemented only to the extent that the holders or obligees of conversion privileges or warrants that are attached to the convertible bonds or option bonds to be issued by GPC Biotech AG on the basis of the authorization resolution of the General Meeting of Shareholders of June 11, 2002 make use of their conversion privileges or option rights.

The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they are created by exercise before the beginning of the Ordinary General Meeting of Shareholders of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they are created by exercise of subscription rights.

The Management Board shall be authorized to fix the further particulars of how a conditional capital increase will be implemented.

The Supervisory Board shall be authorized to adapt § 5 Par. 4e of the Articles of Association accordingly after complete or partial issuance of the preemptive shares.

(4f)	The capital stock shall be conditionally increased by up to € 121,500, divided into up to 121,500 ordinary bearer shares. The conditional capital increase shall be used exclusively to grant conversion privileges to members of the Supervisory Board of the company as provided in more detail by the terms of the resolution of the General Meeting of Shareholders of May 21, 2003 (Agenda Item 6 (1)). The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they are created by exercise before the beginning of the Ordinary General Meeting of Shareholders of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they are created by exercise of conversion privileges.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Association to correspond to the utilization of the conditional capital.

(4g)	The capital stock of the company shall be conditionally increased by up to € 200,000, divided into up to 200,000 ordinary bearer shares. The conditional capital increase shall be used to grant conversion privileges to members of the Management Board of the company, to members of general management bodies and to executives of the company and of subordinate affiliated companies in Germany and other countries and also to consultants as provided respectively in more detail by the terms of the authorization resolution of the General Meeting of Shareholders of May 21, 2003 (Agenda Item 7 (1)). The conditional capital increase shall be implemented only to the extent that the holders of conversion privileges make use of their privileges. The shares shall be dividend-entitled from the beginning of the previous fiscal year, if they are created by exercise before the beginning of the Ordinary General Meeting of Shareholders of the company, otherwise they shall be dividend-entitled from the beginning of the respective fiscal year in which they are created by exercise of conversion privileges.

The Management Board or – if the Management Board is affected – the Supervisory Board shall be authorized to fix the further particulars of how the conditional capital increase will be implemented.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Association to correspond to the utilization of the conditional capital.

(5)	Subject to approval of the Supervisory Board, the Management Board shall be authorized to increase the capital stock of the company by a further amount of up to € 3,533,805 (in words: three million five hundred thirty-three thousand eight hundred five Euros) (approved capital) before April 30, 2005 by issuance, in one or more blocks, of up to 3,353,805 more new ordinary bearer shares in return for contributions in cash or assets. The Management Board shall be authorized, subject to approval of the Supervisory Board, to decide on the content of the respective share rights and on the other terms of the share issue.

a)	In the case of partial utilization of the authorization for one of the following purposes, the legal subscription right shall be excluded:

(1)	In the amount of up to € 161,160 in total (in words: one hundred sixty-one thousand one hundred sixty Euros) by issuance of up to 161,160 new ordinary bearer shares in return for contributions in cash, to the extent necessary to grant exchange privileges to beneficial owners of stock option rights, which rights were issued on the basis of the resolution of the General Meeting of Shareholders of May 12, 1999 under Agenda Item 8 to members of the Supervisory Board or to consultants;

(2)	in the amount of up to € 593,250 (in words: five hundred ninety-three thousand two hundred fifty Euros) in total by issuance of up to 593,250 new ordinary bearer shares in return for contributions in cash, to the extent necessary to grant exchange privileges to beneficial owners of stock option rights, which rights were issued on the basis of the resolution of the General Meeting of Shareholders of May 12, 1999 under Agenda Item 8 to members of the Management Board, to members of general management of subsidiaries or to employees of the company;

(3)	in the amount of up to € 1,201,000 in total by issuance of up to 1,201,000 new ordinary bearer shares in return for contributions in cash, to the extent necessary to grant exchange privileges to beneficial owners of stock option rights, which rights were issued on the basis of the resolution of the General Meeting of Shareholders of May 3, 2000 under Agenda Items 10.1 and 10.2 to members of the Management Board, to members of general management of subsidiaries, to members of the Supervisory Board, to consultants or to employees of the company;

(4)	in the amount of up to € 560,435 in total (in words: five hundred sixty thousand four hundred thirty-five Euros) by issuance of up to 560,435 ordinary bearer shares to holders of options and warrants of the former Mitotix, Inc. as well as to former shareholders of Mitotix, Inc. who, on the basis of the merger of March 2000, are entitled to be granted shares of the company in return for contribution of cash or assets;

(5)	insofar as the portion of the capital stock assigned to the new shares for which the subscription right is excluded does not exceed 10% of the capital stock in total and the amount for which the new shares are issued is not substantially below the exchange quotation.

b)	Subject to approval of the Supervisory Board, the Management Board shall be further authorized to exclude the subscription right of the shareholders in the following cases:

(1)	to compensate for fractional shares;

(2)	insofar as the capital increase is undertaken for the purpose of conversion or acquisition of companies or of equity interests in companies by way of contribution of assets.

c)	The Supervisory Board shall be authorized to adapt § 5 of the Articles of Association to correspond to exercise of the approved capital.

(6)	Subject to approval of the Supervisory Board, the Management Board shall be authorized to increase the capital stock of the company (approved capital II) by up to € 6,708,000 in the period up to June 1, 2007 by issuance, in one or more blocks, of up to 6,708,000 ordinary bearer shares in return for contributions in cash or assets. The Management Board shall be authorized, subject to approval of the Supervisory Board, to exclude the legal subscription right of the shareholders to one or more blocks,

•	if the new shares are issued in return for contributions in assets;

•	to exclude fractional shares;

•	in the case of a capital increase in return for contributions in cash, if the amount of the capital increase does not exceed ten per cent of the capital stock in existence as of the effective date of this authorization and the amount for which the new shares are issued is not substantially below the exchange quotation. New shares and bond certificates issued on the basis of § 5 Par. 5 of the Articles of Association and of the authorization in Agenda Item 8 of this General Meeting of Shareholders and subject to exclusion of the subscription right by application of § 186 Par. 3 Sentence 4 of the Stock Corporation Act shall count against the 10% limit.

The Management Board shall be authorized, subject to approval of the Supervisory Board, to decide on the further content of the share rights and on the terms of the share issue.

The Supervisory Board shall be authorized to adapt the wording of the Articles of Association to correspond to the respective utilization of the approved capital II.

§ 6

Shares

(1)	The shares shall be bearer shares.

(2)	If any resolution to increase the capital does not contain a provision as to whether the new shares should be bearer or registered shares, they shall also be bearer shares.

(3)	In any resolution to increase the capital, it shall be permissible to set the dividend entitlement of new shares at a percentage different from that in § 60 Par. 2 Sentence 3 of the Stock Corporation Act.

(4)	Subject to approval of the Supervisory Board, the Management Board shall set the form of the share documents as well as the dividend coupon and renewal coupon. It shall be permissible to draw up unified documents covering several shares. Individual certification of shares shall be excluded.

III.

The Management Board

§ 7

Composition and general management

(1)	The Management Board of the company shall be made up of one or more persons. The number of members of the Management Board shall be determined by the Supervisory Board. The Supervisory Board may appoint a chief executive officer as well as a deputy chief executive officer if the Management Board is made up of more than two persons. Even if the capital stock amounts to more than € 3 million, the Supervisory Board may rule that the Management Board be made up of only one person. Deputy Management Board members may also be appointed; as regards representation of the company to outside parties, they shall have the same rights as the ordinary members of the Management Board.

(2)	The members of the Management Board shall be appointed by the Supervisory Board for at most 5 years.

(3)	The Management Board shall be obligated to conduct the business of the company as provided by law, the Articles of Association and the rules of internal procedure.

§ 8

Rules of internal procedure and adoption of resolutions

(1)	Resolutions of the Management Board shall be adopted by simple majority. If a vote is tied, the motion shall be deemed to be defeated.

(2)	The Management Board may draw up its own rules of internal procedure, unless the Supervisory Board has passed rules of internal procedure for the Management Board. The rules of internal procedure shall require a unanimous resolution of the members of the Management Board and approval of the Supervisory Board.

(3)	The Supervisory Board may provide, in the rules of internal procedure or in individual cases, that certain transactions of the Management Board require the approval of the Supervisory Board in the internal relationship (im Innenverhältnis).

§ 9

Representation

(1)	If only one Management Board member has been appointed, he shall represent the company solely.

If several Management Board members have been appointed, the company shall be represented collectively by two Management Board members or by one Management Board member together with an authorized officer. The Supervisory Board may grant sole representation authority to one or more Management Board members.

(2)	The Supervisory Board may pass resolutions to grant one or more members of the Management Board general or situation-specific authority to represent the company without restriction when undertaking legal transactions with himself or themselves as the representative of a third party.

IV.

The Supervisory Board

§ 10

Composition and term of office

(1)	The Supervisory Board shall be made up of six members.

(2)	If the General Meeting of Shareholders does not resolve, in the election, on a shorter term for particular members to be elected by it or for the entire Supervisory Board, the Advisory Board members shall be appointed until the end of the Ordinary General Meeting of Shareholders that resolves on the exoneration for the second fiscal year after the beginning of the term in office. The year in which the term in office begins shall not be taken into account.

(3)	A substitute member may be elected for each Supervisory Board member.

(4)	If a substitute member replaces a resigned member, his or her term of office shall expire with the end of the General Meeting of Shareholders in which a supplementary election pursuant to Par. 5 is held, but at the latest with expiration of the term of the resigned Supervisory Board member.

(5)	Supplementary elections shall be held for the remaining term in office of the resigned member.

(6)	Each member and the substitute members of the Supervisory Board may resign their office at any time by a written declaration, to be addressed to the Chairman of the Supervisory Board or to the Management Board, in each case giving notice of one month to the end of a month.

§ 11

Declarations of intent of the Supervisory Board

(1)	Declarations of intent of the Supervisory Board shall be delivered in the name of the Supervisory Board by the Chairman or, if he is indisposed, by the Vice Chairman.

(2)	The permanent representative of the Supervisory Board before third parties, especially before courts and authorities as well as before the Management Board, shall be the Chairman or, if he is indisposed, the Vice Chairman.

§ 12

Chairman and Vice Chairman

(1)	The General Meeting at which the Supervisory Board Members to be elected by the shareholders were newly elected shall be followed by a Supervisory Board meeting, for which a written invitation shall not be required. In that meeting the Supervisory Board shall elect a Chairman and a Vice Chairman.

(2)	Should the Chairman or the Vice Chairman resign prematurely from office, the Supervisory Board shall be obligated without delay to hold a new election for the remaining term in office of the party who resigned.

§ 13

Call for meetings and adoption of resolutions

(1)	The Supervisory Board may draw up its own rules of internal procedure. The call for meetings, the quorum and adoption of resolutions shall be governed by the following provisions; additional provisions in this regard may be included in the rules of internal procedure.

(2)	The meetings of the Supervisory Board shall be called in writing by the Chairman of the Supervisory Board with notice of two weeks. The date on which the invitation was sent out and the date of the meeting shall not be taken into account in calculating this period. In urgent cases, the Chairman may shorten the period and call the meeting orally, by telephone, by telegraph, by way of telecommunication by e-mail or by fax. In the case of § 13 Par. 2 Sentence 3, resolutions, on a motion of at least one Supervisory Board member, shall require confirmation by the next ordinary Supervisory Board meeting.

(3)	If the Chairman of the Supervisory Board arranges for adoption of a resolution by mail, telegraphic, telephone or fax vote, this procedure shall be permissible if no member objects to it within a reasonable time set by the Chairman. Resolutions adopted by telephone shall be subsequently confirmed in writing.

(4)	The meetings of the Supervisory Board shall be controlled by the Chairman of the Supervisory Board or, if he is indisposed, by the Vice Chairman. The Management Board may participate with advisory vote in the meetings of the Supervisory Board.

(5)	The Supervisory Board shall have a quorum when at least the majority of the members of the Supervisory Board are participating in the meeting.

(6)	Resolutions shall require the majority of the votes cast. In the case of a tied vote, the deciding vote shall be that of the Chairman or, if the Chairman is not participating in adoption of the resolution, that of the Vice Chairman. The foregoing provisions shall apply analogously in the case of a vote according to Par. 3.

(7)	Written minutes of the meetings of the Supervisory Board shall be kept and shall be signed by the meeting’s chairperson. The Chairman of the Supervisory Board shall be required to sign the written minutes of resolutions adopted by mail, telegraph, telephone or fax.

§ 14

Remuneration of the Supervisory Board

(1)	For their service, the members of the Supervisory Board shall receive a remuneration, to be determined by a resolution of the General Meeting of Shareholders, which may be paid in cash or also by the grant of stock option rights.

(2)	The company shall reimburse the Supervisory Board members for cash outlays related to their Supervisory Board activity. Sales tax shall be reimbursed by the company provided the members of the Supervisory Board have the right to bill the company separately for sales tax, and provided they exercise this right.

§ 15

Secrecy obligation

(1)	The Supervisory Board members shall be obligated to maintain silence regarding confidential information and secrets of the company, especially business and trade secrets, that have become known to them through their activity. Persons who are present at meetings of the Supervisory Board but are not Supervisory Board members shall be expressly sworn to secrecy.

(2)	If a Supervisory Board member intends to transmit information to third parties, he shall be required to report this beforehand to the Supervisory Board and to the Management Board, while identifying the persons to whom the information is to be given. Before transmittal of the information, the Supervisory Board and the Management Board shall be given the opportunity to express an opinion as to whether transmittal of the information is compatible with Par. 1. The opinion shall be delivered by the Chairman of the Supervisory Board and by the chief executive officer.

(3)	The Supervisory Board members shall be bound by the secrecy obligation defined in the foregoing paragraphs even after their resignation.

V.

The General Meeting of Shareholders

§ 16

Call for meetings

(1)	The General Meeting of Shareholders shall be called by the Management Board or, in the cases provided by law, by the Supervisory Board.

(2)	The call must be made at least one month before the date, on which the shares are to be deposited before day’s end according to § 17 Par. 2. The last day for deposition and the date of announcement shall not be included in this period.

(3)	The General Meeting of Shareholders shall be held at the registered office of the company or on the premises of a German securities exchange.

(4)	If permitted by law, the General Meeting of Shareholders may be transmitted by audio and video means. Prior to each General Meeting of Shareholders, the Management Board shall decide on the media, manner and scope of transmission, subject to approval of the Supervisory Board. The planned transmission shall be mentioned in the invitation to the General Meeting of Shareholders.

§ 17

Right to participate

(1)	Those shareholders who deposit their shares during business hours in the company’s cashier’s office, with a German notary, with a securities clearing and depositing bank or with the institutions otherwise identified in the call for the meeting and leave them there until the end of the General Meeting of Shareholders shall have the right to participate in the General Meeting and to exercise their voting right at the General Meeting. If shares are held, with the approval of a share depositary, in the blocked security deposit of a financial institution until the end of the General Meeting of Shareholders, this shall also be deemed to be equivalent to deposition at one of the cited institutions.

VI.

Annual financial statement, appropriation of profits

§ 19

Business report, annual financial statement, appropriation

(1)	Within the first 3 (three) months of each fiscal year, the Management Board shall be required to draw up the annual financial statement and the report on the economic position for the past fiscal year and to submit them to the auditor. The records shall be drawn up and audited in accordance with the rules of Book 3 of the Commercial Code for large corporations. Immediately after receiving the audit report from the auditor, the Management Board shall be required to submit the annual financial statement, the report on the economic position and the audit report of the auditor to the Supervisory Board, together with a proposal for a resolution of the General Meeting of Shareholders on appropriation of the net profit for the year.

(2)	The Supervisory Board shall be required to examine the annual financial statement, the report on the economic position and the proposal for appropriation of the net profit for the year and to report its findings in writing to the General Meeting of Shareholders. It shall be required to deliver its report to the Management Board within one month after receipt of the provisional documents. If the Supervisory Board accepts the annual financial statement after having examined it, this report shall be deemed to be approved, unless the Management Board and Supervisory Board resolve to leave approval of the annual financial report to the General Meeting of Shareholders.

(2)	The shares must be deposited at the latest on the seventh day before the meeting. If the last day for deposition falls on a Sunday, a Saturday or general holiday publicly acknowledged at the deposition location, the shares must be deposited at the latest on the next working day.

(3)	If the shares are deposited with a German notary, a securities clearing and depositing bank or other institutions identified in the call for the meeting, the certificate to be issued as evidence thereof shall be filed with the company at the latest on the first working day other than Saturday following expiration of the deposition period.

(4)	The particulars about deposition of the shares and about issuance of admission tickets shall be announced in the invitation.

(5)	The shareholder shall also have the right to exercise his voting right through a proxy holder. The proxy may be assigned either in writing or by an electronic channel to be determined in more detail by the company. The particulars governing assignment of proxies shall be announced together with the call for the General Meeting of Shareholders in the publications named in the Articles of Association.

§ 18

Meeting control

(1)	The Chairman of the Supervisory Board shall be appointed to chair the General Meeting of Shareholders. He shall be responsible for controlling the meeting. If he is indisposed, he shall designate another Supervisory Board member, who shall perform this duty. If the Chairman is indisposed and has not designated anyone as his substitute, a Supervisory Board member elected by the shareholders’ representatives shall control the General Meeting.

(2)	The meeting’s chairperson may change the order of business from that announced in the agenda. Furthermore, he or she shall decide on the type and form of voting.

VI.

Annual financial statement, appropriation of profits

§ 19

Business report, annual financial statement, appropriation

(1)	Within the first 3 (three) months of each fiscal year, the Management Board shall be required to draw up the annual financial statement and the report on the economic position for the past fiscal year and to submit them to the auditor. The records shall be drawn up and audited in accordance with the rules of Book 3 of the Commercial Code for large corporations. Immediately after receiving the audit report from the auditor, the Management Board shall be required to submit the annual financial statement, the report on the economic position and the audit report of the auditor to the Supervisory Board, together with a proposal for a resolution of the General Meeting of Shareholders on appropriation of the net profit for the year.

(2)	The Supervisory Board shall be required to examine the annual financial statement, the report on the economic position and the proposal for appropriation of the net profit for the year and to report its findings in writing to the General Meeting of Shareholders. It shall be required to deliver its report to the Management Board within one month after receipt of the provisional documents. If the Supervisory Board accepts the annual financial statement after having examined it, this report shall be deemed to be approved, unless the Management Board and Supervisory Board resolve to leave approval of the annual financial report to the General Meeting of Shareholders.

VII.

Final provisions

§ 20

Founding expenses, conversion expenses

(1)	The company shall pay for the expenses in the amount of DM 2,500, incurred by it or by its founding members as provided by law (§ 8 Par. 1 of the founding Articles of Association of the GmbH (limited-liability company)).

(2)	The company shall pay for the conversion expenses in the amount of DM 50,000.